SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 Manatee Avenue West, Suite 200

Bradenton, Florida 34205

 (Address of principal executive offices) (Zip Code)

 (941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2012, Silver Falcon Mining, Inc. (the “Registrant”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Iliad Research and Trading, LP (“Iliad”).  Under the Purchase Agreement, the Registrant issued Iliad a Convertible Promissory Note (the “Note”) in the original principal amount of $566,500 which bears interest at 8% per annum and is convertible into shares of Class A Common Stock (“Common Stock”) of the Registrant at $0.04 per share, subject to adjustment downward under certain circumstances defined in the Note.

On December 26, 2012, the Registrant entered into a First Amendment to Convertible Promissory Note and Securities Purchase Agreement (the “First Amendment”) with Iliad. The First Amendment changes the Initial Installment Date (as defined in the Note) from October 1, 2012 to November 1, 2012.  The First Amendment also increases the maximum percentage of the Registrant’s Class A Common Stock that Iliad may own from 4.9% to 9.9% under certain circumstances.   Finally, the First Amendment modifies certain definitions to conform to the foregoing changes.

The discussion of the terms of the First Amendment is a summary of such document, and does not purport to discuss each and every term of such agreement.  Reference is made to the First Amendment attached hereto as Exhibit 10.1 for the complete terms of such agreement.

Section 2 – Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 4, 2012, the Registrant issued a convertible promissory note to JMJ Financial in the original principal amount of $315,000 (the “June Note”).  On July 12, 2012, the Registrant issued a convertible promissory note to JMJ Financial in the original principal amount of $525,000 (the “July Note” and with the June Note, the “Notes”).  The Notes are convertible into Class A Common Stock of the Registrant at a conversion price equal to 80% of the three lowest daily average trading prices of the Common Stock during the 15 trading days preceding the conversion.

On November 30, 2012, JMJ submitted a conversion request for $54,079.20 of indebtedness under the June Note, which by JMJ’s calculations would have required the Registrant to issue JMJ 3,000,000 shares of Class A Common Stock.  On December 12, 2012, JMJ submitted another conversion request for $52,360 of indebtedness under the June Note, which by JMJ’s calculations would have required the Registrant to issue JMJ 3,500,000 shares of Class A Common Stock.  The Registrant did not honor either conversion request because of the Registrant’s belief that JMJ was impermissibly shorting the Registrant’s Class A Common Stock, and was improperly manipulating the market price of the Registrant’s Class A Common Stock.   On December 17, 2012, JMJ issued the Registrant a notice of default.  On December 18, 2012, JMJ sent the Registrant a Notice of Acceleration for immediate payment of all amounts due under both Notes.  On December 21, 2012, JMJ filed a lawsuit against the Registrant and Pierre Quilliam, the Registrant’s chief executive officer.  The lawsuit seeks a judgment against the Registrant for all amounts due under both Notes.  The lawsuit also seeks a judgment against Mr. Quilliam for amounts due under both Notes on the theory of fraudulent inducement and/or fraudulent misrepresentation.  The Registrant intends to defend the lawsuit vigorously.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of businesses acquired:  Not applicable.

(b)

Pro forma financial information: Not applicable.

(c)

Shell company transactions:  Not applicable.

(d)

Exhibits:

10.1	First Amendment to Convertible Promissory Note and Securities Purchase Agreement dated December 26, 2012 by and between the Registrant and Iliad Research and Trading, LP

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: December 27, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer